Exhibit 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THE FIRST QUARTER OF 2006

Rosemont, IL– April 18, 2006 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the quarter ended March 31, 2006 of $8.9 million or $0.80 per diluted common share, an increase of $1.8 million, or 26.2%, from the fourth quarter of 2005 net income of $7.0 million or $0.63 per diluted common share. The increase in earnings was driven primarily by a lower provision for loan losses and higher noninterest income. The increase in noninterest income was effected by the changes in the fair values of certain hedge transactions. Total assets decreased $30.0 million from year-end 2005 to $3.25 billion at March 31, 2006, while total loans were largely unchanged.

In comparison to the prior year, first quarter 2006 net income increased $319,000, or 3.7%, from the first quarter of 2005 net income of $8.5 million. The benefits from higher net interest income and a lower provision for loan losses in 2006 were largely offset by lower noninterest income and higher operating expenses. Total assets increased $305.1 million, or 10.4%, from March 31, 2005 to March 31, 2006. Investment securities increased $174.1 million while total loans increased $136.0 million.

“Chicago is a hotly competitive market and our gains will be hard won,” said Jeffrey W. Taylor, Chairman and Chief Executive Officer. “However, we believe that we are continuing to take the requisite steps to be successful in this market, including recruiting additional seasoned relationship managers and enhancing our cash management products.”

Net Interest Income

The following table presents for the periods indicated, a summary of the changes in interest earned and interest paid resulting from changes in volume, rates and reporting period. Interest income is measured on a tax-equivalent basis using a 35% rate.

	Quarter ended March 31, 2006 over Quarter ended Dec. 31, 2005 INCREASE/(DECREASE)				Quarter ended March 31, 2006 over Quarter ended March 31, 2005 INCREASE/(DECREASE)
	VOLUME	RATE	DAYS	NET	VOLUME	RATE	NET
	(in thousands)
INTEREST EARNED ON:
Investment securities	$582	$(5)	$—	$577	$2,050	$150	$2,200
Cash equivalents	(254)	48	(15)	(221)	199	141	340
Loans	465	1,897	(922)	1,440	2,792	7,103	9,895

Total interest-earning assets				1,796			12,435

INTEREST PAID ON:
Interest-bearing deposits	388	2,016	(350)	2,054	1,419	6,763	8,182
Total borrowings	(40)	355	(110)	205	143	1,446	1,589

Total interest-bearing liabilities				2,259			9,771

Net interest income	$90	$(77)	(476)	$(463)	$3,224	$(560)	$2,664

Net interest income for the quarter ended March 31, 2006 decreased $677,000, or $463,000 on a tax equivalent basis, from the fourth quarter of 2005 primarily as a result of a decline in the number of days in the reporting period. The fourth quarter was comprised of 92 days as compared to 90 days in the first quarter. The tax-equivalent net interest margin for the first quarter of 2006 was 3.75% compared to 3.79% for the fourth quarter 2005. Average interest-earning assets increased $37.0 million, or 1.2%, averaging $3.1 billion during the first quarter of 2006. Average commercial loans increased $37.3 million, or 1.8%, during the first quarter of 2006, while average consumer oriented loans declined $11.8 million.

Net interest income for the first quarter of 2006 increased $2.2 million, or $2.7 million on a tax equivalent basis, from the first quarter of 2005, driven by interest-earning asset growth of $345.5 million, or 12.5%. Average commercial loans increased $220.2 million, or 11.5%, from the first quarter 2005 to the first quarter 2006, while customer oriented loans declined $49.6 million and average investment securities increased $152.4 million. The tax-equivalent net interest margin was 3.75% during the first quarter of 2006 compared to 3.83% during the first quarter of 2005.

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis using a tax rate of 35%.

	Tax Equivalent Yield or Rate
	2006	2005
	First Quarter	Fourth Quarter	First Quarter
INTEREST-EARNING ASSETS:
Investment securities	4.53%	4.42%	4.19%
Cash equivalents	4.38	4.06	2.35
Loans	7.51	7.19	6.27

Total interest-earning assets (tax equivalent)	6.80	6.53	5.83

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	3.54	3.17	2.23
Other borrowings & interest bearing liabilities	4.68	4.45	3.61

Total interest-bearing liabilities	3.75	3.40	2.49

Net interest spread (tax equivalent)	3.05%	3.13%	3.34%

Net interest margin (tax equivalent)	3.75%	3.79%	3.83%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended
	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005
	(in thousands)
Service charges	$1,880	$2,030	$2,407
Trust services	464	723	848
Investment management services	467	396	336
Loan syndication fees	500	1,123	700
Other noninterest income	597	114	265

	3,908	4,386	4,556

Gain on sale of land trusts	—	—	2,000
Gain on sale of branch	—	—	1,572
Gain on sale of investment securities, net	—	—	127

	—	—	3,699

Change in fair value of hedges	582	(1,583)	(1,576)
Net cash settlements on CD swaps	—	22	223

	582	(1,561)	(1,353)

Total noninterest income	$4,490	$2,825	$6,902

Noninterest income increased $1.7 million to $4.5 million for the quarter ended March 31, 2006, as compared to $2.8 million for the fourth quarter of 2005. The impact of the changes in fair values on our CD swap hedges increased noninterest income by $2.2 million. Losses related to our CD swap hedges totaled $1.6 million in the fourth quarter of 2005, compared to gains of $582,000 in the first quarter of 2006. Our hedges were highly effective during the quarter, and the change in fair value reflects the partial recapture of the losses recognized in 2005. Service charges continued to decline in the first quarter of 2006 as a result of the continued increase in the earnings credit rate. Other noninterest income was higher in 2006 because 2005 included larger estimated losses from our investments in low-income-housing partnerships.

Noninterest income decreased $2.4 million for the quarter ended March 31, 2006, from $6.9 million for the first quarter of 2005. Gains on sales in the first quarter of 2005 totaling $3.7 million were partially offset by the impact of the changes in fair value on our CD swap hedges. Losses related to our CD swap hedges totaled $1.6 million in the first quarter of 2005, compared to gains of $582,000 in the first quarter of 2006. Trust services income in the first quarter 2006 declined as compared to the first quarter 2005, primarily because we no longer offer land trusts and tax-deferred exchange services.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended
	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical insurance	$8,390	$7,604	$7,897
Incentives, commissions, and retirement benefits	1,945	2,209	2,103

Total salaries and employee benefits	10,335	9,813	10,000
Occupancy of premises, furniture and equipment	3,007	2,913	2,609
Computer processing	416	462	433
Corporate insurance	306	311	370
Legal fees, net	239	637	172
Advertising and public relations	136	224	109
Other noninterest expense	3,347	3,234	3,047

Total noninterest expense	$17,786	$17,594	$16,740

Total noninterest expense for the first quarter of 2006 increased $192,000, or 1.1%, from the fourth quarter of 2005. Increased employment taxes and medical insurance was partially offset by reduced legal fees. Employment taxes are routinely higher at the beginning of the year before employees meet certain earnings thresholds. Additionally, included in incentives in the first quarter of 2006 was $213,000 of stock option expense recognized in connection with our implementation on a prospective basis of the new stock option accounting under FASB 123R.

Total noninterest expense for the first quarter of 2006 increased $1.0 million, or 6.2%, from the first quarter 2005. Increased occupancy and equipment expenses and salary and benefit expenses in the first quarter of 2006 contributed to the increase.

Income Taxes

Income tax expense was $5.0 million for the quarter ended March 31, 2006, resulting in an effective tax rate of 35.9%. By comparison, income tax expense for the fourth and first quarters of 2005 reflected effective tax rates of 37.1% and 39.8% respectively. The lower effective tax rate in 2006 resulted primarily from the increased tax-exempt municipal securities portfolio.

Investment Portfolio

The investment portfolio increased $47.4 million, or 7.2%, during the first quarter of 2006 from the purchase of $16.3 million in tax-exempt municipal securities and $47.9 million of mortgage-backed securities, partially offset by routine cash flows from our mortgage related securities.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005
	(in thousands)
Commercial and industrial	$645,226	$665,023	$656,259
Commercial real estate secured	802,273	793,965	730,473
Real estate-construction	715,541	684,737	594,694
Residential real estate mortgages	65,793	63,789	62,708
Home equity loans and lines of credit	146,682	161,058	193,207
Consumer	14,340	14,972	16,977
Other loans	2,063	1,497	1,716

Gross loans	2,391,918	2,385,041	2,256,034
Less: Unearned discount	(92)	(110)	(167)

Total loans	$2,391,826	$2,384,931	$2,255,867

Total loans at March 31, 2006 were relatively unchanged as compared to year end 2005 as the increase in total commercial loans of $19.3 million was largely offset by the decrease in consumer oriented loans of $12.4 million. The increase in total commercial loans resulted primarily from growth in real estate construction loans, which increased by $30.8 million, or 4.5%, during the quarter. Total commercial real estate secured loans increased by $8.3 million, or 1.0%, and commercial and industrial loans decreased by $19.8 million, or 3.0%, during the same period. The decline in consumer oriented loans continued the expected decline that began in 2001 when we stopped originating consumer loans through brokers.

Total loans at March 31, 2006 increased $136.0 million, or 6.0%, from $2.26 billion at March 31, 2005. The increase in total loans resulted primarily from growth in real estate construction loans, which increased $120.8 million, or 20.3% over the year. Total commercial real estate secured loans increased by $71.8 million, or 9.8%, and commercial and industrial loans decreased by $11.0 million, or 1.7%, during the same period. Total consumer oriented loans declined $45.7 million.

Loan Quality and the Allowance for Loan Losses

The following table presents nonperforming assets and related data as of the dates indicated:

	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005
	(in thousands)
Loans contractually past due 90 days or more but still accruing interest	$2,691	$2,615	$4,117
Nonaccrual loans	18,237	10,834	11,120

Total nonperforming loans	20,928	13,449	15,237
Other real estate owned	214	1,139	46
Other repossessed assets	—	—	11

Total nonperforming assets	$21,142	$14,588	$15,294

Nonperforming loans to total loans	0.87%	0.56%	0.68%
Nonperforming assets to total loans plus repossessed property	0.88%	0.61%	0.68%
Nonperforming assets to total assets	0.65%	0.44%	0.52%

Nonperforming assets stood at $21.1 million, or 0.65% of total assets, at March 31, 2006, compared to $14.6 million, or 0.44% of total assets, at December 31, 2005.

The following table presents the activity in the allowance for loan losses and related data for the periods indicated:

	For Three Months Ended March 31,
	2006	2005
	(dollars in thousands)
Average total loans	$2,366,426	$2,195,761

Total loans at end of period	$2,391,826	$2,255,867

Allowance for loan losses:
Allowance at beginning of period	$37,481	$37,484
Total charge-offs	(2,185)	(501)
Total recoveries	490	445

Net charge-offs	(1,695)	(56)
Provision for loan losses	900	1,834

Allowance at end of period	$36,686	$39,262

Annualized net charge-offs to average total loans	0.29%	0.01%
Allowance to total loans at end of period	1.53%	1.74%
Allowance to nonperforming loans	175.30%	257.68%

The allowance for loan losses was $36.7 million at March 31, 2006, or 1.53% of total loans and 175.30% of nonperforming loans. At March 31, 2005, the allowance for loan losses was $39.3 million, representing 1.74% of total loans and 257.68% of nonperforming loans. Net charge-offs for the quarter ended March 31, 2006 were $1.7 million, or 0.29% of average loans, compared to $56,000, or 0.01% in 2005. The provision for loan losses was $900,000 for the quarter ended March 31, 2006, compared to $1.8 million for 2005

“Although a few of the indicators of loan credit performance worsened at quarter end, we continue to feel optimistic about the quality of our loan portfolio”, said Daniel C. Stevens, Chief Financial Officer. “We viewed the increase in net charge offs and nonaccrual loans as isolated specific circumstances and recorded provisions for loan losses to achieve the appropriate allowance for loan losses at March 31, 2006.”

Funding Liabilities

The following table sets forth the period end balances of total deposits as of each the dates indicated below, as well as categorizes our deposits as “in-market” and “out-of-market” deposits:

	March 31, 2006	Dec. 31, 2005	March 31, 2005
	(in thousands)
In-market deposits:
Non-interest bearing deposits	$401,187	$464,289	$461,060
NOW accounts	95,376	104,269	116,359
Savings accounts	70,318	73,173	80,524
Money market accounts	683,000	645,523	483,552
Customer certificates of deposit	549,968	549,793	514,756
Public time deposits	76,151	69,679	74,050

Total in-market deposits	1,876,000	1,906,726	1,730,301

Out-of-market deposits:
Out-of-local-market certificates of deposit	123,198	131,116	139,992
Brokered certificates of deposit	493,856	505,802	481,017

Total out-of-market deposits	617,054	636,918	621,009

Total deposits	$2,493,054	$2,543,644	$2,351,310

Deposits totaled $2.49 billion at March 31, 2006, down $50.6 million from year-end 2005 and up $141.7 million from March 31, 2005. Total in-market deposits decreased $30.7 million. From December 31, 2005 to March 31, 2006, balances in non-interest bearing deposits and lower rate NOW, savings and money-market accounts have declined, while balances in higher rate money market accounts have increased. The increase in money market accounts was primarily a result of increased tax-deferred exchange deposits.

The following table presents the distribution of our average deposit account balances for the periods indicated:

	For the Quarter Ended
	Mar. 31, 2006		Dec. 31, 2005		Mar. 31, 2005
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$407,466	16.4%	442,776	18.0%	$447,904	19.8%
NOW accounts	104,849	4.2	109,680	4.5	125,973	5.6
Money market accounts	653,832	26.3	569,732	23.2	447,303	19.8
Savings deposits	71,990	2.9	74,655	3.0	82,540	3.7
Time deposits:
Certificates of deposit	547,449	22.0	551,223	22.4	521,129	23.1
Out-of-local-market certificates of deposit	126,158	5.1	139,320	5.7	132,026	5.8
Brokered certificates of deposit	505,394	20.3	498,364	20.3	432,992	19.1
Public funds	70,114	2.8	70,693	2.9	70,630	3.1

Total time deposits	1,249,115	50.2	1,259,600	51.3	1,156,777	51.1

Total deposits	$2,487,252	100.0%	2,456,443	100.0%	$2,260,497	100.0%

The quarterly average funding balances illustrate the changes in product mix from lower cost deposits to higher cost deposits. Money market account balances increased from 19.8% in the first quarter of 2005 to 26.3% in the first quarter of 2006. The majority of that increase was in high-rate promotional money market accounts and tax-deferred exchange deposits.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.3 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses.

The bank operates 12 business banking centers throughout the Chicago metropolitan area. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Daniel C. Stevens

Chief Financial Officer

847-653-7730

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) March 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$72,710	$161,065
Investment securities	704,177	656,753
Loans, net of allowance for loan losses of $36,686 and $37,481 at March 31, 2006 and December 31, 2005, respectively	2,355,140	2,347,450
Premises, leasehold improvements and equipment, net	14,977	15,105
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,946	12,946
Other real estate and repossessed assets, net	214	1,139
Goodwill	23,237	23,237
Other assets	67,603	62,977

Total assets	$3,251,004	$3,280,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$401,187	$464,289
Interest-bearing	2,091,867	2,079,355

Total deposits	2,493,054	2,543,644
Other borrowings	308,723	298,426
Accrued interest, taxes and other liabilities	61,609	56,646
Notes payable and FHLB advances	75,000	75,000
Junior subordinated debentures	87,638	87,638

Total liabilities	3,026,024	3,061,354

Stockholders’ equity:
Preferred stock	—	—
Common stock	113	113
Surplus	190,559	191,816
Unearned compensation - stock grants	—	(2,322)
Retained earnings	54,186	45,988
Accumulated other comprehensive loss	(12,821)	(9,220)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	224,980	219,318

Total liabilities and stockholders’ equity	$3,251,004	$3,280,672

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended
	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005
Interest income:
Interest and fees on loans	$43,772	$42,340	$33,927
Interest and dividends on investment securities:
Taxable	5,933	5,944	4,995
Tax-exempt	1,301	919	481
Interest on cash equivalents	449	670	109

Total interest income	51,455	49,873	39,512

Interest expense:
Deposits	18,165	16,111	9,983
Other borrowings	2,508	2,330	975
Notes payable and FHLB advances	855	874	1,002
Junior subordinated debentures	1,908	1,862	1,705

Total interest expense	23,436	21,177	13,665

Net interest income	28,019	28,696	25,847
Provision for loan losses	900	2,772	1,834

Net interest income after provision for loan losses	27,119	25,924	24,013

Noninterest income:
Service charges	1,880	2,030	2,407
Trust and investment management fees	931	1,119	1,184
Gain on sale of land trusts	—	—	2,000
Gain on sale of branch	—	—	1,572
Gain on sale of investment securities, net	—	—	127
Loan syndication fees	500	1,123	700
Net cash settlement of CD swaps	—	22	223
Change in fair value of CD swaps	582	(1,583)	(1,576)
Other noninterest income	597	114	265

Total noninterest income	4,490	2,825	6,902

Noninterest expense:
Salaries and employee benefits	10,335	9,813	10,000
Occupancy of premises	2,015	1,858	1,725
Furniture and equipment	992	1,055	884
Computer processing	416	462	433
Corporate insurance	306	311	370
Legal fees, net	239	637	172
Advertising and public relations	136	224	109
Other noninterest expense	3,347	3,234	3,047

Total noninterest expense	17,786	17,594	16,740

Income before income taxes	13,823	11,155	14,175
Income taxes	4,965	4,137	5,636

Net income	$8,858	$7,018	$8,539

Basic earnings per common share	$0.81	$0.65	$0.88
Diluted earnings per common share	0.80	0.63	0.87

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Year To Date March 31,		2006	2005
			First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	2006	2005
Condensed Income Data:
Interest income	$51,455	$39,512	$51,455	$49,873	$45,682	$42,742	$39,512
Interest expense	23,436	13,665	23,436	21,177	18,202	16,158	13,665

Net interest income	28,019	25,847	28,019	28,696	27,480	26,584	25,847
Provision for loan losses	900	1,834	900	2,772	—	917	1,834

Net interest income after provision for loan losses	27,119	24,013	27,119	25,924	27,480	25,667	24,013
Noninterest income:
Service charges	1,880	2,407	1,880	2,030	2,177	2,408	2,407
Trust and investment mgmt. fees	931	1,184	931	1,119	1,085	1,157	1,184
Gain on sale of land trusts	—	2,000	—	—	—	—	2,000
Gain on sale of branch	—	1,572	—	—	—	—	1,572
Gain on sale of investments	—	127	—	—	—	—	127
Net cash settlements on CD swaps	—	223	—	22	198	241	223
Change in fair value of CD swaps	582	(1,576)	582	(1,583)	(2,549)	1,821	(1,576)
Other	1,097	965	1,097	1,237	1,211	389	965

Total noninterest income	4,490	6,902	4,490	2,825	2,122	6,016	6,902
Noninterest expense:
Salaries and employee benefits	10,335	10,000	10,335	9,813	10,480	9,962	10,000
Occupancy, furniture and equipment	3,007	2,609	3,007	2,913	2,720	2,721	2,609
Legal fees, net	239	172	239	637	473	609	172
Advertising and public relations	136	109	136	224	77	164	109
Other	4,069	3,850	4,069	4,007	4,047	4,068	3,850

Total noninterest expense	17,786	16,740	17,786	17,594	17,797	17,524	16,740

Income before income taxes	13,823	14,175	13,823	11,155	11,805	14,159	14,175
Income tax expense	4,965	5,636	4,965	4,137	4,408	5,342	5,636

Net income	$8,858	$8,539	$8,858	$7,018	$7,397	$8,817	$8,539

Per Share Data:
Net income per common share:
Basic	$0.81	$0.88	$0.81	$0.65	$0.73	$0.92	$0.88
Diluted	0.80	0.87	0.80	0.63	0.71	0.90	0.87
Cash dividends per common share	0.06	0.06	0.06	0.06	0.06	0.06	0.06
Book value per common share	20.44	16.37	20.44	19.99	19.70	17.75	16.37
Tangible book value per common share (1)	18.33	13.95	18.33	17.87	17.57	15.37	13.95
Dividend payout ratio	7.50%	6.90%	7.50%	9.52%	8.45%	6.67%	6.90%
Weighted average shares-basic	10,874,419	9,663,676	10,874,419	10,849,583	10,176,266	9,585,338	9,663,676
Weighted average shares-diluted	11,073,017	9,832,975	11,073,017	11,087,718	10,430,426	9,818,325	9,832,975
Shares outstanding-end of period	11,004,494	9,678,638	11,004,494	10,973,829	10,939,029	9,761,061	9,678,638

Average Balance Sheet Data (2):
Total assets	$3,221,914	$2,874,515	$3,221,914	$3,186,378	$3,032,172	$2,962,876	$2,874,515
Investments	700,226	547,858	700,226	665,164	592,945	557,251	547,858
Cash equivalents	41,013	18,516	41,013	64,644	30,056	33,993	18,516
Loans	2,366,426	2,195,761	2,366,426	2,340,886	2,290,590	2,257,684	2,195,761
Total interest-earning assets	3,107,665	2,762,135	3,107,665	3,070,694	2,913,591	2,848,928	2,762,135
Interest-bearing deposits	2,079,786	1,812,593	2,079,786	2,013,666	1,946,955	1,917,068	1,812,593
Borrowings	362,991	320,202	362,991	368,098	326,962	307,727	320,202
Junior subordinated debentures	87,638	87,638	87,638	87,638	87,638	87,638	87,638
Total interest-bearing liabilities	2,530,415	2,220,433	2,530,415	2,469,402	2,361,555	2,312,433	2,220,433
Noninterest-bearing deposits	407,466	447,904	407,466	442,776	426,922	437,721	447,904
Total stockholders’ equity	221,337	157,883	221,337	214,983	191,752	164,530	157,883

Performance Ratios (annualized):
Return on average assets	1.10%	1.19%	1.10%	0.88%	0.98%	1.19%	1.19%
Return on average equity	16.01%	21.63%	16.01%	13.06%	15.43%	21.44%	21.63%
Efficiency ratio (3)	54.71%	51.32%	54.71%	55.82%	60.12%	53.75%	51.32%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$28,019	$25,847	$28,019	$28,696	$27,480	$26,584	$25,847
Add: Tax equivalent adjust.-investment (4)	701	259	701	495	375	300	259
Tax equivalent adjust.-loans (4)	89	39	89	81	42	47	39

Tax equivalent net interest income	$28,809	$26,145	$28,809	$29,272	$27,897	$26,931	$26,145

Net interest margin without tax adjust.	3.65%	3.79%	3.65%	3.71%	3.75%	3.74%	3.79%
Net interest margin - tax equivalent (4)	3.75%	3.83%	3.75%	3.79%	3.80%	3.79%	3.83%
Yield on earning assets without tax adjust.	6.70%	5.79%	6.70%	6.45%	6.23%	6.01%	5.79%
Yield on earning assets - tax equivalent (4)	6.80%	5.83%	6.80%	6.53%	6.29%	6.06%	5.83%
Yield on interest-bearing liabilities	3.75%	2.49%	3.75%	3.40%	3.06%	2.80%	2.49%
Net interest spread - without tax adjust.	2.95%	3.30%	2.95%	3.05%	3.17%	3.21%	3.30%
Net interest spread - tax equivalent (4)	3.05%	3.34%	3.05%	3.13%	3.23%	3.26%	3.34%
Average interest-earning assets to average interest-bearing liabilities	122.81%	124.40%	122.81%	124.35%	123.38%	123.20%	124.40%

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Mar. 31 2006	Mar. 31, 2005	Dec. 31 2005	Sept. 30, 2005	June 30, 2005
Condensed Balance Sheet Data:
Total assets	$3,251,004	$2,945,874	$3,280,672	$3,139,181	$3,075,110
Investment securities	704,177	530,038	656,753	636,780	547,320
Total loans	2,391,826	2,255,867	2,384,931	2,352,560	2,278,565
Allowance for loan losses	36,686	39,262	37,481	36,715	37,411
Goodwill	23,237	23,354	23,237	23,237	23,237
Total deposits	2,493,054	2,351,310	2,543,644	2,374,523	2,417,009
Short-term borrowings	308,723	214,866	298,426	333,123	266,825
Notes payable and FHLB advances	75,000	85,500	75,000	75,000	85,500
Junior subordinated debentures	87,638	87,638	87,638	87,638	87,638
Total stockholders’ equity	224,980	158,392	219,318	215,490	173,262

Asset Quality Ratios:
Nonperforming loans	$20,928	$15,237	$13,449	$14,157	$24,354
Nonperforming assets	21,142	15,294	14,588	14,433	24,939
Allowance for loan losses to total loans	1.53%	1.74%	1.57%	1.56%	1.64%
Allowance for loan losses to nonperforming loans	175.30%	257.68%	278.69%	259.34%	153.61%
Net charge-offs to average total loans (5)	0.29%	0.01%	0.24%	0.21%	0.25%
Nonperforming assets to total loans plus repossessed property	0.88%	0.68%	0.61%	0.61%	1.09%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	6.92%	5.38%	6.69%	6.86%	5.63%
Total tangible equity to assets (1)	6.21%	4.58%	5.98%	6.12%	4.88%
Average stockholders’ equity to average assets (6)	6.87%	5.38%	6.05%	5.80%	5.52%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.